Exhibit 10.1

FIRST MID-ILLINOIS BANCSHARES, INC. 2007 STOCK INCENTIVE PLAN

i

FIRST MID-ILLINOIS BANCSHARES, INC.
2007 STOCK INCENTIVE PLAN

1.	Purpose of the Plan
First Mid-Illinois Bancshares, Inc. (the “Company”) hereby adopts the First Mid-Illinois Bancshares, Inc. 2007 Stock Incentive Plan (the “Plan”) as of February 27, 2007, subject to approval by Company stockholders at the Company’s annual meeting of stockholders to be held on May 23, 2007. The Plan is intended to provide a means whereby directors, employees, consultants and advisors of the Company and its Subsidiaries may sustain a sense of proprietorship and personal involvement in the continued development and financial success of the Company and its Subsidiaries, thereby advancing the interests of the Company and its stockholders. Accordingly, directors and selected employees, consultants and advisors may be provided the opportunity to acquire shares of Common Stock of the Company or otherwise participate in the financial success of the Company, on the terms and conditions established herein.

2.	Definitions
The following terms shall be defined as set forth below:

(a)  “Award” shall mean any award granted under the Plan, including Stock Options, Stock Awards, Stock Appreciation Rights and Stock Units.

(b)  “Board” shall mean the Board of Directors of the Company.

(c)  “Change in Control” shall mean:
(i)  the consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Company other than through the receipt of Shares pursuant to the Plan or the First Mid-Illinois Bancshares, Inc. Dividend Reinvestment Plan;
(ii)  the individuals who, as of the date hereof, are members of the Board cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the stockholders of the Company, of any new director was approved by a vote of a majority of the board, and such new director shall, for purposes of this Agreement, be considered as a member of the Board; or
(iii)  approval by stockholders of the Company of: (A) a merger or consolidation if the stockholders, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or (B) a complete liquidation or dissolution or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because 50% or more of the combined voting power of the then outstanding securities of the Company are acquired by a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity, or by any corporation which, immediately prior to such acquisition, is owner directly or indirectly by the stockholders in the same proportion as their ownership of stock immediately prior to such acquisition.

(d)  “Code” shall mean the Internal Revenue Code of 1986, and any amendments thereto.

(e)  “Committee” shall mean the committee appointed by the Board in accordance with Section 3 hereof.

(f)  “Company” shall mean First Mid-Illinois Bancshares, Inc., a Delaware corporation.

(g)  “Exchange Act” shall mean the Securities Exchange Act of 1934, and any amendments thereto.

(h)  “Fair Market Value” shall mean the closing sales price of a Share on a given date, or as otherwise determined by the Committee in its discretion.

(i)  “Incentive Stock Option” or “ISO” shall mean a stock option awarded under Section 5 of the Plan that satisfies the requirements of Code Section 422 or any successor provision.

(j)  “Nonqualified Stock Option” or “NSO” shall mean a stock option awarded under Section 5 of the Plan that is not an Incentive Stock Option.

(k)  “Participant” shall mean any director or employee of, or consultant or advisor to, the Company or a Subsidiary who is selected to participate in the Plan.

(l)  “Securities Act” shall mean the Securities Act of 1933, and any amendments thereto.

(m)  “Share” shall mean a share of common stock of the Company.

(n)  “Stock Appreciation Right” or “SAR” shall mean a right awarded under Section 7 of the Plan to receive the appreciation in the Fair Market Value of a stated number of Shares.
(o)  “Stock Award” shall mean a grant of Shares awarded under Section 6 of the Plan.

(p)  “Stock Option” shall mean an Incentive Stock Option or Nonqualified Stock Option granted under the Plan.

(q)  “Stock Unit” shall mean a right to receive Shares awarded under Section 8 of the Plan.

(r)  “Subsidiary” shall mean an entity of which the Company is the direct or indirect beneficial owner of not less than 50% of all issued and outstanding equity interest of such entity.

3.	Administration of the Plan
(a)  The Committee. The Plan shall be administered by a Committee appointed by the Board of Directors of the Company which shall be comprised of two or more directors who are “outside directors” (within the meaning of Code Section 162(m)) and “non-employee directors” (within the meaning of Rule 16b-3 under the Exchange Act). The Committee shall have sole authority to:
(i)  select the directors, employees, consultants and advisors to whom the Awards shall be granted under the Plan;
(ii)  establish the timing, amount and conditions of each such Award and other limitations, restrictions, terms and conditions applicable to each such Award;
(iii)  prescribe any legend to be affixed to certificates representing such Awards;
(iv)  interpret the Plan; and
(v)  adopt such rules, regulations, forms and agreements, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan.
All decisions made by the Committee in administering the Plan shall be final. No member of the Board or the Committee shall be liable for any action taken or determination made hereunder in good faith.

(b)  Performance Goals. The Committee may, in its discretion, provide that any Award granted under the Plan shall be subject to the attainment of performance goals, including those that qualify the Award as “performance-based compensation” within the meaning of Code Section 162(m). Performance goals may be based on one or more business criteria, including but not limited to: earnings or earnings per share; return on equity; common stock price; return on investment; return on assets; net income; expense management; credit quality; revenue growth; or operating leverage. Performance goals may be absolute in their terms or measured against or in relationship to the performance of other companies or indices selected by the Committee. In addition, performance goals may be adjusted for any events or occurrences (including acquisition expenses, extraordinary charges, losses from discontinued operations, restatements and accounting charges and restructuring expenses), as may be determined by the Committee. Performance goals may be particular to one or more lines of business or Subsidiaries or may be based on the performance of the Company and its Subsidiaries as a whole. With respect to each performance period established by the Committee, the Committee shall establish such performance goals relating to one or more of the business criteria described above, and shall establish targets for Participants for achievement of performance goals. The performance goals and performance targets established by the Committee may be identical for all Participants for a given performance period or, at the discretion of the Committee, may differ among Participants. Following the completion of each performance period, the Committee shall determine the extent to which performance goals for that performance period have been achieved and shall authorize Awards, as applicable, to the Participant for whom the targets were established.

4.	Shares Subject to the Plan
(a)  Total Number of Shares. The total number of Shares that may be issued under the Plan shall be 200,000 Shares. Any Shares that remain unissued at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available sufficient Shares to meet the requirements of the Plan.

(b)  Reuse of Shares. The number of Shares delivered by a Participant or withheld by the Company on behalf of any such Participant as full or partial payment of an Award, including the exercise price of a Stock Option or any required withholding taxes, shall once again be available for issuance pursuant to subsequent Awards, and shall not count towards the aggregate number of Shares that may be issued under the Plan. Any Shares subject to an Award may thereafter be available for issuance pursuant to subsequent Awards, and shall not count towards the aggregate number of Shares that may be issued under the Plan, if there is a lapse, forfeiture, expiration, termination or cancellation of any such prior Award for any reason, or if Shares are issued under such Award and thereafter are reacquired by the Company pursuant to rights reserved by the Company upon issuance thereof.

(c)  Shares Under Awards. The maximum number of Shares as to which an employee of the Company or a Subsidiary may receive Stock Options in any calendar year is 50,000. The maximum number of Shares that may be used for Awards other than Stock Options that are intended to qualify as “performance based” in accordance with Code Section 162(m) that may be granted to any employee of the Company or a Subsidiary in any calendar year is 50,000, or, in the event the Award is settled in cash, an amount equal to the Fair Market Value of such number of Shares on the date on which the Award is settled. The maximum number of Shares that may be subject to Incentive Stock Options is 200,000.

(d)  Adjustment. Awards under the Plan shall be adjusted to reflect a change in the outstanding Shares of the Company by reason of a recapitalization, reclassification, reorganization, stock split, reverse stock split, combination or exchange of shares, stock dividend or similar transaction. The adjustment shall be made in an equitable manner which shall cause the intended benefits under the Awards to remain unchanged as a result of the applicable transaction.

5.	Stock Options
(a)  Grants of Stock Options. The Committee may grant Stock Options that constitute Incentive Stock Options to employees and Nonqualified Stock Options to all Participants. Unless otherwise expressly provided at the time of grant, Stock Options granted under the Plan shall be NSOs.

(b)  Terms and Conditions of Stock Options. Each Stock Option granted under the Plan shall be subject to the terms and conditions established by the Committee, including the type of Stock Option granted, the number of Shares subject to the Stock Option, the exercise price, the vesting schedule, the terms for payment of the exercise price and any withholding taxes, and the expiration date.

(c)  Additional Terms and Conditions Applicable to All Stock Options. Each Stock Option shall be subject to the following terms and conditions:
(i)  Exercise Price. The exercise price of each Stock Option shall not be less than the Fair Market Value of a Share on the date the Stock Option is granted.
(ii)  Vesting. Except as provided below in (d), each Stock Option that has not terminated earlier shall expire on the date 10 years after the date of grant.
(iii)  Method of Exercise. A Stock Option may be exercised only by giving written notice to the Company specifying the number of Shares to be purchased. The Stock Option exercise price may be paid in any one or a combination of (A) cash (including personal check), (B) in cash received from a broker-dealer to whom the Participant has submitted an exercise notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the Shares subject to the Stock Option to pay the exercise price, (C) by directing the Company to withhold a number of Shares otherwise issuable in connection with the Stock Option having a Fair Market Value equal to the exercise price, or (D) by delivering (either directly or through attestation) previously acquired Shares that are acceptable to the Committee and that have an aggregate Fair Market Value on the date of exercise equal to the Stock Option exercise price.

(d)  Additional Terms and Conditions Applicable to Incentive Stock Options. Each Incentive Stock Option shall be subject to the following terms and conditions:
(i)  ISO Exercise Price. The exercise price of an ISO granted to an employee of the Company or a Subsidiary who, at the time such ISO is granted, owns stock of the Company possessing more than 10% of the total combined voting power of all classes of Shares (or its parent or subsidiaries as defined in Code Section 422(b)(6)) (hereinafter referred to as a “10% Stockholder”) shall not be less than 110% of the Fair Market Value of a Share on the date the ISO is granted.
(ii)  Term of ISO. No ISO granted to a 10% Stockholder may be exercised more than five years after the date of grant.
(iii)  Annual Exercise Limit. The aggregate Fair Market Value (determined at the time the ISO is granted) of Shares which first become exercisable during any calendar year shall not exceed $100,000. In the event that this limit is exceeded, so much of the ISO that does not exceed the limit shall be an ISO and the remainder shall be a NSO, but in all other respects the original terms and conditions of the Stock Option shall remain in full force and effect.

6.	Stock Awards
(a)  Grants. The Committee may grant Shares under the Plan to any Participant.

(b)  Terms and Conditions of Grant. Each Stock Award shall be subject to the terms and conditions as established by the Committee, including the number of Shares granted, and any restrictions, including without limitation, prohibitions against transfer, substantial risks of forfeiture or attainment of performance objectives.

(c)  Stockholder Rights. Subject to the foregoing, and except as otherwise provided by the Committee, the Participant receiving a Stock Award shall have all other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote such Shares; provided that the Committee shall have the discretion to accumulate and hold such dividends and pay them to the Participant only upon the lapse of the restrictions to which the Award is subject.

7.	Stock Appreciation Rights
(a)  Grants. The Committee may grant SARs under the Plan to any Participant.

(b)  Terms and Conditions of Grant.
(i)  Each SAR granted under the Plan shall be subject to the terms and conditions established by the Committee, including the number of Shares subject to the SAR, the exercise price, the vesting schedule, and the expiration date.
(ii)  An SAR may be granted independently of a Stock Option, or in tandem with or with reference to a related Stock Option granted prior to or at the same time as the grant of the SAR, in which event the Participant may elect to exercise the Stock Option or the SAR, but not both, as to the same Shares subject to the Stock Option and the SAR. The tandem SAR shall be exercisable only at such time as the Stock Option to which it relates is exercisable and shall be subject to the restrictions and conditions and other terms applicable to such Stock Option. Upon the exercise of a tandem SAR, the unexercised Stock Option, or the portion thereof to which the exercised portion of the tandem SAR is related, shall expire. The exercise of any Stock Option shall cause the expiration of the tandem SAR related to such Stock Option, or portion thereof, that is exercised.

(c)  Additional Terms and Conditions Applicable to All SARs. Each SAR shall be subject to the following terms and conditions:
(i)  Exercise Price. The exercise price of each SAR shall not be less than the Fair Market Value of a Share on the date the SAR is granted.
(ii)  Vesting. Each SAR that has not terminated earlier shall expire on the date 10 years after the date of grant.

(d)  Payment on Exercise. An SAR may be exercised only by giving written notice to the Company specifying the number of Shares to be purchased. Upon exercise of an SAR, the Participant shall be paid the excess of the then Fair Market Value of a Share on the date of such exercise over the exercise price of the SAR multiplied by the number of Shares with respect to which the SAR is being exercised. Such amount shall be paid in cash or in Shares having a Fair Market Value equal to such amount.

8.	Stock Units
(a)  Grants. The Committee may grant Stock Units to any Participant. Each Stock Unit shall entitle the Participant to receive, on the date or occurrence of an event determined by the Committee, one Share or cash equal to the Fair Market Value of a Share on the date of such event, as determined by the Committee at the time of grant.

(b)  Terms and Conditions of Grant. Stock Units, and the Shares received pursuant to the Stock Units, shall be subject to such terms and conditions established by the Committee, including the number of Stock Units granted, and any restrictions, including without limitation, prohibitions against transfer, substantial risks of forfeiture or attainment of performance objectives.

(c)  Stock Unit Holder Rights. Unless otherwise provided by the Committee, a Participant shall have no rights of a stockholder, including voting or dividend or other distribution rights, with respect to any Stock Units prior to the date they are settled in Shares. The Committee may provide that, until the Stock Units are settled in Shares or cash, the Participant shall receive, on each dividend or distribution payment date applicable to the Shares, an amount equal to the dividends or distributions that the Participant would have received had the Stock Units held by the Participant as of the related record date been actual Shares; provided that the Committee shall have the discretion to accumulate and hold such dividends or distributions and pay them to the Participant only upon the lapse of the restrictions to which the Award is subject.

9.	Change in Control
In the event of a Change in Control, all outstanding Awards shall become immediately and fully exercisable, all restrictions applicable to Awards shall lapse, and any performance goals applicable to any Awards shall be deemed satisfied at the target or higher levels as determined by the Committee. Upon such Change in Control, the Committee has sole discretion to: (i) provide for the purchase of any outstanding Stock Option, and the mandatory exercise of any outstanding SAR, for an amount of cash equal to the difference between the exercise price of the Stock Option or SAR and the then Fair Market Value of the Shares covered thereby, multiplied by the number of Shares subject to the Stock Option or SAR, (ii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control, or (iii) cause any such Award then outstanding to be assumed by the acquiring or surviving corporation after such Change in Control.

10.	Award Agreements
 Each Award under the Plan shall be evidenced by a written Award Agreement specifying the terms and conditions of the Award. In the sole discretion of the Committee, the Award Agreement may condition the grant of an Award upon the Participant’s entering into one or more of the following agreements with the Company: (a) an agreement not to compete with, or solicit the customers or employees of, the Company and its Subsidiaries which shall become effective as of the date of the grant of the Award and remain in effect for a specified period of time following termination of the Participant’s employment with the Company; (b) an agreement to cancel any employment agreement, fringe benefit or compensation arrangement in effect between the Company and the Participant; and (c) an agreement to retain the confidentiality of certain information. Such Award Agreement or other agreement may contain such other terms and conditions as the Committee shall determine, including provisions for the Participant’s forfeiture of an Award in the event of the Participant’s noncompliance with the provisions of such Award Agreement or other agreement. If the Participant shall fail to enter into any such agreement at the request of the Committee and within any period specified by the Committee, then the Award granted or to be granted to such Participant shall be forfeited and cancelled.

11.	Nontransferability

Awards granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, or be subject to execution, attachment or similar process, by operation of law or otherwise, other than: (a) by will or by the laws of descent and distribution; (b) pursuant to the terms of a qualified domestic relations order to which the Participant is a party that meets the requirements of any relevant provisions of the Code; or (c) as permitted by the Committee with respect to a NSO transferable by the Participant during his or her lifetime. In each case, the transfer shall be for no value, and the other terms and conditions applicable to the transferability of the Award shall be established by the Committee.

12.	Withholding of Tax

In connection with any Award, and as a condition to the issuance or delivery of any Shares or cash amount to the Participant in connection therewith, the Committee may require the Participant to pay the Company an amount equal to the minimum amount of the tax the Company or any Subsidiary may be required to withhold to obtain a deduction for federal, state or local income tax purposes as a result of such Award or to comply with applicable law. The Committee in its sole discretion may make available one or more of the following alternatives for the payment of such taxes: (a) in cash; (b) in cash received from a broker-dealer to whom the Participant has submitted notice together with irrevocable instructions to deliver promptly to the Company the amount of sales proceeds from the sale of the Shares subject to the Award to pay the withholding taxes; (c) by directing the Company to withhold such number of Shares otherwise issuable in connection with the Award having an aggregate Fair Market Value equal to the minimum amount of tax required to be withheld; or (d) by delivering (either directly or through attestation) previously acquired Shares that are acceptable to the Committee that have an aggregate Fair Market Value equal to the amount required to be withheld. The Committee shall have the sole discretion to establish the terms and conditions applicable to any alternative made available for payment of the required withholding taxes.

13.	Stock Certificates

Once a Participant becomes entitled to receive Shares in connection with an Award under the Plan, the Company shall either (a) issue, in the name of the Participant, stock certificates representing the total number of Shares granted or sold to the Participant, as soon as may be reasonably practicable after such grant or sale, which shall be held by the Secretary of the Company until such time as the Shares are forfeited, resold to the Company, or the restrictions lapse, or (b) in lieu of issuing stock certificates, reflect the issuance of Shares to a Participant on a non-certificated basis, with the ownership of such Shares by the Participant evidenced solely by book entry in the records of the Company’s transfer agent. Each stock certificate issued, or each book-entry made, in respect of any Award subject to any restriction or forfeiture shall bear or be subject to the following legend:

The Shares represented hereby are subject to the terms and conditions (including forfeiture and restrictions on transfer) contained in the First Mid-Illinois Bancshares, Inc. 2007 Stock Incentive Plan and any related Award Agreement between the Company and the individual receiving the Shares. Release from such terms and conditions shall be obtained only in accordance with the provisions of the Plan and Award Agreement, a copy of each of which is on file in the office of the Secretary of the Company.

14.	Right of First Refusal
(a)  Purchase by Company. If a holder of Shares acquired under the Plan wishes to sell such Shares, such holder shall first offer such Shares to the Company for purchase, and the Company shall have 10 business days to exercise its right to purchase such Shares. The purchase price shall be as negotiated by the Company and the holder, or if applicable, the price offered to the holder pursuant to a bona fide third party written offer (such offer to include the number of Shares to be sold, the name and address of the person(s) offering to purchase the Shares and the purchase price and terms of payment of such sale). The Committee in its discretion may pay the holder in a lump sum or, if the lump sum exceeds $225,000, in substantially equal annual or more frequent installments over a period not exceeding five years. If the purchase price is paid in installments, the unpaid balance shall earn interest at a rate that is substantially equal to the rate at which the Company could borrow the amount due and shall be secured by a pledge of the Shares purchased or such other adequate security as agreed to by the Company and the holder. If the Company does not exercise its right to purchase such Shares (including by reason of the parties’ inability to agree on a purchase price), the holder may sell such Shares to any purchaser; provided that if the holder does not sell such Shares within 10 business days after the Company’s right to repurchase expires, such Shares shall again become subject to the Company’s right to repurchase as described in this Section 14, and the holder may not offer to sell such Shares to the Company until six months from the expiration of such 10-business day period. For purposes of this Section, a holder shall include any person who acquires Shares issued under the Plan from any other person and for any reason; including, but not limited to, by gift, death or sale. Notwithstanding the foregoing, any purchase of Shares pursuant to this Section 14 shall be subject to any restrictions set forth in the Company’s insider trading policy or applicable law, regulation or rule of any stock exchange on which the Shares are listed, and any such restrictions shall toll the 10-business day periods described herein. Each Share issued under the Plan shall bear or be subject to the legend provided under Section 13.

(b)  Change in Control. Notwithstanding Section 14(a) above, following a Change in Control of the Company, (i) the Company’s repurchase right described therein shall not apply, and any Shares acquired under the Plan, whether before, on, or after the Change in Control shall be freely transferable by the holder thereof; and (ii) any amount of the purchase price remaining to be paid by the Company in connection with any prior purchase of Shares pursuant to Section 14(a) above shall be paid to the holder in an immediate lump sum.

15.	Delivery and Registration of Stock
The Company shall not be required to deliver any Shares under the Plan prior to (a) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, (b) the completion of registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable and (c) the determination by the Committee that the issuance of such Shares does not violate any applicable law, or regulation or rule of any stock exchange. Any provision of the Plan which is inconsistent with said law, regulation or rule should to the extent of such inconsistence, be inoperative and shall not affect the validity of the remaining provisions of the Plan. Any such postponement of Share delivery shall not extend the term of an Award and the Company shall have no obligation or liability to a Participant, the Participant’s successor or any other person with respect to any Shares as to which the Award shall lapse because of such postponement

16.	Amendment or Termination of the Plan or Award Agreements
(a)  Plan. The Board may amend, suspend or terminate the Plan, or a portion thereof, at any time, but no amendment shall be made without approval of stockholders of the Company if such approval is required by applicable law, regulation or rule of any stock exchange on which the Shares are listed. No amendment, suspension or termination of the Plan shall materially impair the rights of any Participant, without his or her consent, with respect to any outstanding Awards.

(b)  Award Agreements. The Committee shall have the authority to amend any Award Agreement at any time; provided however, that no such amendment shall adversely affect the right of any Participant under any outstanding Award Agreement in any material way without the written consent of the Participant, unless such amendment is required by applicable law, regulation or rule of any stock exchange on which the Shares are listed.

17.	Term of Plan
The Plan shall be effective upon the date of its adoption by the Board; provided that the Plan is approved by the stockholders of the Company within 12 months after the date of adoption. Unless sooner terminated under the provisions of Section 15, Awards shall not be granted under the Plan after the expiration of 10 years from the effective date of the Plan; provided that outstanding Awards granted prior to such time shall continue to be subject to the terms and conditions of the Plan in effect prior to such date.

18.	Service
A Participant shall be considered to be in the service of the Company or a Subsidiary as long as he or she remains a director, employee, consultant or advisor of the Company or such Subsidiary. Nothing herein shall confer on any Participant that right to continued service with the Company or a Subsidiary or affect the right of the Company or such Subsidiary to terminate such service.

19.	Governing Law
All questions pertaining to the validity, construction and administration of the Plan and all Awards granted under the Plan shall be determined in conformity with the laws of the State of Delaware, without regard to the conflict of law provisions of any state, and, in the case of Incentive Stock Options, Section 422 of the Code and regulations issued thereunder.